UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor
New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our investment in Arium Westside (formerly known as Tenside Apartment Homes). All figures provided below are approximate.

On July 14, 2016, we, through our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or our Operating Partnership, through BRG Tenside, LLC, a Delaware limited liability company and a wholly owned subsidiary of our Operating Partnership, or BRG Tenside, through BR Tenside JV Member, LLC, a Delaware limited liability company and a wholly owned subsidiary of BRG Tenside, or BR JV Member, acquired a 90.0% limited liability company interest, or the BRG Westside Interest, in BR Carroll Tenside JV, LLC, a Delaware limited liability company, or BR Carroll JV Entity, which is the owner and holder of a 100% limited liability company interest in BR Carroll Tenside, LLC, a Delaware limited liability company, or Property Owner. Property Owner concurrently acquired a leasehold interest in a 336-unit, Class A, mixed-use apartment community located in Atlanta, Georgia known as Tenside Apartment Homes, which, in connection with the acquisition, is being rebranded as Arium Westside, or the Arium Westside Property, and such leasehold interest, the Arium Westside Property Interest.

The material features of the investment in the joint venture are described below. The related acquisition financing for the Arium Westside Property Interest and our entry into certain guaranties under the loan documents are described under Item 2.03.

Following our investment in the Arium Westside Property Interest, the organizational structure with respect to the ownership of the Arium Westside Property Interest is such that: (i) the Arium Westside Property Interest is owned by Property Owner, (ii) Property Owner is wholly owned by BR Carroll JV Entity, (iii) and the BR Carroll JV Entity is a joint venture entity owned 90.0% by BR JV Member and 10.0% by Carroll Co-Invest IV Tenside, LLC, a Georgia limited liability company, or the Carroll Member.

BR Carroll JV Entity

BR JV Member initially invested approximately $22.17 million to acquire the BRG Westside Interest, and the Carroll Member initially invested approximately $2.46 million to acquire the remaining 10.0% equity interest in the BR Carroll JV Entity. BR JV Member and the Carroll Member have entered into a joint venture operating agreement for the BR Carroll JV Entity, or the JV Agreement. The JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Major Decisions

BR JV Member is manager of BR Carroll JV Entity, subject to oversight by a management committee, which is controlled by BR JV Member. Under the JV Agreement, decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions require the consent of both members, and include: (i) any capital transaction, including a refinancing or sale of the Arium Westside Property Interest; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) liquidation, dissolution or termination of BR Carroll JV Entity or Property Owner; (iv) granting options, rights of first refusal, mortgages and similar interests in the Arium Westside Property Interest; (v) selling or otherwise disposing of the Arium Westside Property Interest; (vi) acquiring real property or other assets other than the Arium Westside Property Interest; (vii) taking actions that are reasonably likely to expose a party to liability under a loan guaranty; (viii) instituting or settling legal claims in excess of $50,000; (ix) entering into any agreement with an affiliated party; (x) amending, refinancing or replacing any financing to which BR Carroll JV Entity or Property Owner is a party, or which encumbers the Arium Westside Property Interest; (xi) incurring any capital expenses in excess of $50,000 unless pursuant to the approved annual business plan; (xii) making a loan to any member; (xiii) filing or initiating a bankruptcy or similar creditor protection action of BR Carroll JV Entity or Property Owner; (xiv) terminating the property management agreement or declaring a default thereunder, subject to cure provisions, although BR JV Member has certain heightened remedial rights with respect to a default by the Carroll-affiliated property manager; (xv) any amendment to the organizational documents of BR Carroll JV Entity or Property Owner; or (xvi) making distributions to members other than in accordance with the JV Agreement. We refer to each of these herein as a JV Major Decision.

To the extent that BR JV Member and the Carroll Member are not able to agree on a JV Major Decision on or after July 14, 2018, either party may initiate a buy-sell process compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest. On or after July 14, 2018, either party may also initiate a process to compel the sale of the Arium Westside Property Interest, and if the non-initiating party rejects the offer of sale, the initiating party may put its membership interest in BR Carroll JV Entity to the non-initiating party.

Additional Capital Contributions

The JV Agreement provides that either member may call for mandatory, protective additional capital contributions to protect BR Carroll JV Entity’s interest in the Arium Westside Property Interest (e.g., payment of taxes, repair of the property following uninsured damage, payment of insurance premiums), prevent a default under any financing (e.g., payment of debt service following an operating shortfall, reserves required by the lender, a reduction in principal required by the lender to meet loan to value requirements), or for funds required to refinance the property when the current financing has matured or will mature in the near future (e.g., commitment fees, loan application fees, equity infusions to meet market loan to value requirements). The JV Agreement further provides that the management committee may call for capital contributions as reasonably determined to be necessary to effect an investment or expenditure for the Arium Westside Property or BR Carroll JV Entity.

Distributions

Pursuant to the provisions of the JV Agreement, distributions, other than for a Sale (as defined herein), are to be made to the members in accordance with their ownership interest percentage. If the Arium Westside Property Interest is sold or all of the membership interests of Property Owner or BR JV Entity are sold (each a Sale), distributions will be made as follows: (i) first, to the members in accordance with their ownership percentages until BR JV Member has received an internal rate of return of 8%; (ii) second, to the Carroll Member in an amount equal to 1% of the gross purchase price provided in a purchase and sale agreement (or similar document) of a consummated Sale; (iii) third, to the members in accordance with their ownership percentages until BR JV Member has received the greater of an internal rate of return equal to 17.5% or a return on such capital contributions equal to a 1.75 multiple thereof; (iv) fourth, to the Carroll Member in an amount equal to 1% of the gross purchase price provided in a purchase and sale agreement (or similar document) of a consummated Sale; and (v) thereafter, to the members in accordance with their ownership percentages.

Indirect Ownership Interests in the Arium Westside Property Interest

As a result of the structure described above, we hold a 90.0% indirect equity interest in the Arium Westside Property Interest and the Carroll Member holds the remaining 10.0% equity interest.

The Arium Westside Property Interest

The Arium Westside Property is a mixed-use apartment community located at 1000 Northside Drive NW, Atlanta, Georgia 30318. The community contains 336 units. The Arium Westside Property was built in 2008 and features one-, two- and three-bedroom units averaging approximately 900 square feet. The ground floor retail includes a mix of local, regional and national tenants. The property is located within the vibrant, live-work-play West Midtown sub-market.

The business plan of BR Carroll JV Entity includes providing growth capital to lease the remaining vacant retail space and improving the exterior curb appeal, amenities, shared spaces and interior units within the multifamily complex.

In connection with our investment in the Arium Westside Property Interest, we were assigned (i) the Lease Agreement, between The Atlanta Development Authority and Ten Side Holdings, LLC, which had previously been assigned to Waterton Tenside Owner, L.L.C., or the Lease, (ii) The Atlanta Development Authority Taxable Lease Purchase Revenue Bond made to Ten Side Holdings, LLC, which had previously been assigned to Waterton Tenside Owner, L.L.C., or the Bond, and (iii) an Indenture of Trust by and between The Atlanta Development Authority and The Bank of New York Mellon Trust Company, N.A. to and for the benefit of Ten Side Holdings, LLC, which had previously been assigned to Waterton Tenside Owner, L.L.C, or the Indenture, and collectively with the Lease and the Bond, the Bond Documents. Pursuant to the Bond Documents, Property Owner owns the Arium Westside Property Interest. During the term of the Lease, Property Owner will make semi-annual lease payments to The Atlanta Development Authority as the owner of the Arium Westside Property in the exact amount that The Atlanta Development Authority is required to pay to Property Owner in principal and interest pursuant to the Bond. Thus, the payment of rent and the distribution of the debt service on the Bond is a simple ledger entry with no money actually exchanged. The purpose of this structure is to provide tax relief to the owner of the Arium Westside Property Interest. At the expiration of the Lease at midnight on January 1, 2022, Property Owner will purchase the Arium Westside Property from The Atlanta Development Authority for $1.00. Notwithstanding the foregoing, the Property Owner may, at any time before the Bond is repaid in full and the expiration of the Lease, cancel the Bond, extinguish the Lease and purchase the Arium Westside Property from The Atlanta Development Authority for $1.00.

The Arium Westside Property is managed by Carroll Management Group, LLC, an affiliate of the Carroll Member, or the Property Manager, under a property management agreement. The property management agreement prescribes a management fee of 2.50% of annual gross cash revenues, payable monthly, and an asset management fee of 0.50% of annual gross cash revenues, payable monthly in arrears. The Property Manager is also entitled to a construction management fee equal to 5.0% of any expenses incurred in connection with (a) all interior renovation projects with respect to the residential units to the extent costs exceed $10,000, in the aggregate, in any single calendar year, (b) any individual capital expenditure project set forth in the Annual Business Plan, as shown in Exhibit D to the JV Agreement and as amended from time to time, and (c) any other individual capital expenditure project the cost of which exceeds $10,000, which fee shall be calculated and paid upon each respective draw and within 30 days of final draw or following completion of restoration or satisfaction of the claim, as applicable. With respect to the retail units, the construction management fee shall only be paid to the Property Manager in connection with work performed to upgrade any currently vacant retail units from their current condition to a white box condition, the cost of which work is not expected to exceed $120,000. White box condition includes applicable framing and sheet rock installation, pre-painting preparatory work and painting of the units and the installation of applicable ceiling grid, and no construction management fee shall be paid or be payable in connection with any tenant improvement work or other tenant specific work with respect to any retail units. The Property Manager will charge an initial fee of $2,000 to cover costs for training and marketing at the Arium Westside Property. If Property Owner terminates the property management agreement pursuant to Section 11(c) thereof, the Property Manager shall be due a termination fee equal to the sum of (i) the management fees and (ii) the asset management fees paid by Property Owner for the full three months immediately preceding the date of termination.

The total purchase price paid for the Arium Westside Property Interest was approximately $74.5 million based on arm’s length negotiations with an unaffiliated seller. In evaluating the Arium Westside Property Interest as a potential investment, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, submarket demographics, community features and amenities, location, price per unit and occupancy.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Loan Financing and Guaranty Obligations Related to the Arium Westside Property Interest

The acquisition of the Arium Westside Property Interest by Property Owner was funded with approximately $24.63 million of gross equity from BR Carroll JV Entity, and a senior mortgage loan made by Walker & Dunlop, LLC on behalf of Fannie Mae, or the Lender, to Property Owner in the original principal amount of approximately $52.15 million, or the Loan, which Loan is secured by the Arium Westside Property Interest.

The Loan will mature on August 1, 2023. The first payment on the Loan will be due September 1, 2016 in the amount of $165,257.56. Thereafter and up to and including August 1, 2021, the Loan will require monthly, interest-only payments of (i) $149,264.89 if the prior month was a 28-day month, (ii) $154,595.78 if the prior month was a 29-day month, (iii) $159,926.67 if the prior month was a 30-day month, and (iv) $165,257.56 if the prior month was a 31-day month. After August 1, 2021 and through maturity, the Loan will require monthly payments in the amount of $239,448.03 of principal and interest. The interest rate on the Loan is 3.68%.

At the closing of the Arium Westside Property Interest, we entered into a Guaranty to provide certain standard scope non-recourse carveout guarantees (and related hazardous materials indemnities) to the Loan which generally call for protection against losses by the Lender for so-called “bad acts,” such as misrepresentations, and may include full recourse liability for more significant events such as bankruptcy, or the Guaranty. Our financial obligations under the Loan and the Guaranty, as discussed in this Item 2.03, arose on July 14, 2016 in connection with the closing of the Loan. Carroll Multifamily Real Estate Fund IV, LP, an affiliate of the Carroll Member, entered into the Guaranty on a joint and several basis with us and the parties additionally entered into a backstop agreement pursuant to which the liability under the Guaranty was allocated between the parties.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial Statements of Real Estate Acquired

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before September 29, 2016, by amendment to this Form 8-K.

(b)          Pro Forma Financial Information. See paragraph (a) above.

(d)          Exhibits.

Exhibit No.	Description

10.1	Limited Liability Company Agreement of BRG Tenside, LLC by Bluerock Residential Holdings, L.P., dated as of June 2, 2016
10.2	Limited Liability Company Agreement of BR Tenside JV Member, LLC by BRG Tenside, LLC, dated as of June 2, 2016
10.3	Limited Liability Company Agreement of BR Carroll Tenside JV, LLC by and between BR Tenside JV Member, LLC and Carroll Co-Invest IV Tenside, LLC, dated as of July 14, 2016
10.4	Limited Liability Company Agreement of BR Carroll Tenside, LLC by BR Carroll Tenside JV, LLC, dated as of June 2, 2016
10.5	Agreement of Purchase and Sale by and between Waterton Tenside Owner, L.L.C. and Carroll Acquisitions, LLC, dated as of May 25, 2016
10.6	Assignment and Assumption of Purchase Agreement by and between Carroll Acquisitions, LLC and BR Carroll Tenside, LLC, dated as of July 14, 2016
10.7	Multifamily Loan and Security Agreement (Non-Recourse) by and Between BR Carroll Tenside, LLC and Walker & Dunlop, LLC, dated as of July 14, 2016
10.8	Multifamily Note by BR Carroll Tenside, LLC to and for the benefit of Walker & Dunlop, LLC, dated as of July 14, 2016
10.9	Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing by BR Carroll Tenside, LLC to and for the benefit of Walker & Dunlop, LLC, dated as of July 14, 2016
10.10	Assignment of Management Agreement by and among BR Carroll Tenside, LLC, Walker & Dunlop, LLC and Carroll Management Group, LLC, dated as of July 14, 2016
10.11	Guaranty of Non-Recourse Obligations by Bluerock Residential Growth REIT, Inc. and Carroll Multifamily Real Estate Fund IV, LP to and for the benefit of Walker & Dunlop, LLC, dated as of July 14, 2016
10.12	Environmental Indemnity Agreement by BR Carroll Tenside, LLC to and for the benefit of Walker & Dunlop, LLC, dated as of July 14, 2016
10.13	Assignment of Security Instrument (Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing) by Walker & Dunlop, LLC to Fannie Mae, dated as of July 14, 2016
10.14	Property Management Agreement by and between BR Carroll Tenside, LLC and Carroll Management Group, LLC, dated as of July 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: July 20, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Liability Company Agreement of BRG Tenside, LLC by Bluerock Residential Holdings, L.P., dated as of June 2, 2016
10.2	Limited Liability Company Agreement of BR Tenside JV Member, LLC by BRG Tenside, LLC, dated as of June 2, 2016
10.3	Limited Liability Company Agreement of BR Carroll Tenside JV, LLC by and between BR Tenside JV Member, LLC and Carroll Co-Invest IV Tenside, LLC, dated as of July 14, 2016
10.4	Limited Liability Company Agreement of BR Carroll Tenside, LLC by BR Carroll Tenside JV, LLC, dated as of June 2, 2016
10.5	Agreement of Purchase and Sale by and between Waterton Tenside Owner, L.L.C. and Carroll Acquisitions, LLC, dated as of May 25, 2016
10.6	Assignment and Assumption of Purchase Agreement by and between Carroll Acquisitions, LLC and BR Carroll Tenside, LLC, dated as of July 14, 2016
10.7	Multifamily Loan and Security Agreement (Non-Recourse) by and Between BR Carroll Tenside, LLC and Walker & Dunlop, LLC, dated as of July 14, 2016
10.8	Multifamily Note by BR Carroll Tenside, LLC to and for the benefit of Walker & Dunlop, LLC, dated as of July 14, 2016
10.9	Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing by BR Carroll Tenside, LLC to and for the benefit of Walker & Dunlop, LLC, dated as of July 14, 2016
10.10	Assignment of Management Agreement by and among BR Carroll Tenside, LLC, Walker & Dunlop, LLC and Carroll Management Group, LLC, dated as of July 14, 2016
10.11	Guaranty of Non-Recourse Obligations by Bluerock Residential Growth REIT, Inc. and Carroll Multifamily Real Estate Fund IV, LP to and for the benefit of Walker & Dunlop, LLC, dated as of July 14, 2016
10.12	Environmental Indemnity Agreement by BR Carroll Tenside, LLC to and for the benefit of Walker & Dunlop, LLC, dated as of July 14, 2016
10.13	Assignment of Security Instrument (Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing) by Walker & Dunlop, LLC to Fannie Mae, dated as of July 14, 2016
10.14	Property Management Agreement by and between BR Carroll Tenside, LLC and Carroll Management Group, LLC, dated as of July 14, 2016